UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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American Spectrum Realty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SPECTRUM REALTY, INC.

2401 Fountain View, Suite 510
Houston, TX 77057

Dear Stockholder:

On behalf of the Board of Directors of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), I cordially invite you to attend the Company’s 2011 Annual Meeting of Stockholders, which will be held on Wednesday May 25, 2011, at 9 a.m., local time, at the office of the Company at 2401 Fountain View, Suite 510, Houston, Texas.

The attached Proxy Statement describes in detail the following matters expected to be acted upon at the Annual Meeting: the election of five nominees for directors of the Company and the ratification of the selection of EEPB, P.C., as the Company’s independent auditors. At the Annual Meeting, we will also report on the Company’s progress and respond to any questions that you may have about the Company’s business.

We sincerely hope that you will be able to attend and participate in the Company’s Annual Meeting of Stockholders. Whether or not you plan to come to the Annual Meeting, however, it is important that your shares be represented and voted at the meeting. You may vote your shares by completing the accompanying proxy card, by a telephone proxy authorization, or by authorizing a proxy electronically via the Internet. Please see the instructions on the accompanying proxy card for details on telephone and electronic proxy voting.

BY RETURNING YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY A TELEPHONE PROXY AUTHORIZATION OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,
/s/ William J. Carden
William J. Carden Chairman of the Board
Houston, Texas April 12, 2011

AMERICAN SPECTRUM REALTY, INC.

2401 Fountain View, Suite 510
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 25, 2011

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, May 25, 2011, at 9 a.m., local time, at the office of the Company at 2401 Fountain View, Suite 510, Houston, Texas.

At the Annual Meeting, stockholders will be asked:

1.	To elect five directors to serve until the Company’s next Annual Meeting of Stockholders and until their successors are duly elected and qualify.
2.	To ratify the selection of EEBP, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2011.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 25, 2011, as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or letters from a bank or broker are examples of proof of ownership. If you own shares of the Company’s Common Stock beneficially, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By Order of the Board of Directors

/s/ G. Anthony Eppolito

G. Anthony Eppolito, Secretary

Houston, Texas
April 12, 2011

AMERICAN SPECTRUM REALTY, INC.
2401 Fountain View, Suite 510
Houston, Texas 77057

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2011

General

This Proxy Statement is provided to the stockholders of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), in order to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 25, 2011, at 9 a.m., local time, at the office of the Company at 2401 Fountain View, Suite 510, Houston, Texas, and any adjournments or postponements thereof (the “Annual Meeting”). The Board of Directors (the “Board”) knows of no matters to come before the Annual Meeting other than those referred to in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 12, 2011.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share (the “Common Stock”), of the Company.

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 25, 2011 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted. A total of 2,966,294 shares of Common Stock were issued and outstanding as of the Record Date.

The presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote, whether in person or by proxy, is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum. Directors are elected by a plurality of the votes cast. For purposes of the election of directors, abstentions will have no effect on the result of the vote. The ratification of the selection of EEPB, P.C., as the Company’s independent auditors for fiscal year ending December 31, 2011, requires a majority of the votes cast at the Annual Meeting on that matter. It is expected that brokers will have discretionary power to vote on each of these proposals.

Shares represented by properly executed proxies in the form enclosed that are timely received by Mellon Investor Services, as the Tabulator for the Company, and not revoked will be voted as instructed on the proxy. If instructions are not given on a properly executed and returned proxy, the shares represented thereby will be voted (i) FOR the election of each of the five nominees for director and (ii) FOR the ratification of the selection of EEPB, P.C. to serve as independent auditors of the Company. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to voting.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is voted. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

Background

Substantially all of the Company’s assets are held through an operating partnership (the “Operating Partnership”) in which the Company held an interest of 65.29% (consisting of the sole general partner interest and a limited partner interest) as of February 28, 2011. Holders of limited partnership units in the Operating Partnership (“OP Units”) have the proportionate rights to distributions as they would as holders of the Common Stock issuable upon redemption of their OP Units, subject to legal restrictions on distribution. These holders also generally have the right to have their OP Units redeemed by the Operating Partnership and to receive, at the Company’s option, in exchange for each two OP Units, either one share of Common Stock or cash equal to the fair market value of one share of Common Stock at the date of exchange, but no fractional shares will be issued.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

Stockholders will be asked at the Annual Meeting to elect five directors, who will constitute the full Board of Directors. Each elected director will hold office until the next Annual Meeting of Stockholders or until the director’s successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board to replace that nominee.

Stockholders may withhold authority to vote for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AS TO ALL on the proxy card, or (ii) for any one or more individual nominees, by checking the box marked FOR ALL EXCEPT on the proxy card and writing the name of excepted individual nominees in the space provided on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following five persons have been selected by the Nominating/Corporate Governance Committee of the Board as nominees for election to the Board of Directors:

Timothy R. Brown	William W. Geary, Jr.
William J. Carden	Presley E. Werlein, III
John N. Galardi

All five nominees are incumbent directors. The Company has not paid any third parties to assist in the process of identifying or evaluating candidates for the Board, and it has not rejected any candidates put forward by any stockholder or group of stockholders owning more than 5% of the Company’s stock. The Board knows of no reason why any of these nominees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board may recommend. Information concerning the directors is set forth under “Board of Directors and Executive Officers”.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect a director.

The Board of Directors recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors and executive officers of the Company and its principal subsidiaries:

NAME	POSITION	AGE	TIME IN OFFICE
William J. Carden	Chairman of the Board & Chief Executive Officer	66	Since 2000
	President		Since 2002
G. Anthony Eppolito	Chief Financial Officer,	43	Since 2007
	Vice President, Treasurer and Secretary		Since 2006
Richard M. Holland	Vice President	57	Since 2006
Paul E. Perkins	President, ASRM	45	Since 2011
	Managing Director, ASRA		Since 2010
Jonathan T. Brohard	Senior Vice President, ASRM	42	Since 2011
Timothy R. Brown	Director	64	Since 2000
John N. Galardi	Director	73	Since 2003
William W. Geary, Jr.	Director	68	Since 2000
Presley E. Werlein, III	Director	64	Since 2006

William J. Carden — Mr. Carden is Chairman of the Board, Chief Executive Officer and President. Mr. Carden has served as Chairman of the Board and Chief Executive Officer since the formation of the Company and as President since 2002. He received an accounting degree from California State University, in Long Beach, California. Mr. Carden also serves as President and a director of American Spectrum REIT, Inc. (“ASRI”) and Evergreen Income & Growth REIT, Inc. (“EIGRI”). Mr. Carden has been a director of CGS Real Estate Company, Inc. (“CGS”) since 1989. Mr. Carden is a member of the Company’s Investment Committee. Mr. Carden brings real estate development and management, investment, business development, and executive leadership expertise to the Board.

G. Anthony Eppolito — Mr. Eppolito was appointed Chief Financial Officer in March 2007. Mr. Eppolito has served as Vice President, Treasurer and Secretary since January 2006. Mr. Eppolito has been with the Company since inception. Mr. Eppolito holds a Bachelor of Business Administration in Accounting from Texas A&M University in College Station, Texas and is a Certified Public Accountant.

Richard M. Holland — Mr. Holland was appointed Vice President in January 2006. Mr. Holland was appointed Vice President of Special Assets in January 2011. Mr. Holland served as Director of Leasing from October 2002 to December 2010. Mr. Holland’s experience includes in excess of twenty years of leasing experience with a wide variety of tenants and has a broad knowledge of office, industrial and retail properties. Mr. Holland holds a Bachelor of Business Administration in Marketing from the University of Houston in Clear Lake, Texas and has held a Texas Real Estate Broker’s license since 1981. Mr. Carden is the uncle of Mr. Holland.

Paul E. Perkins — Mr. Perkins was appointed President of American Spectrum Realty Management, LLC (“ASRM”) in February 2011. Mr. Perkins also serves as Managing Director of American Spectrum Realty Advisors, LLC (“ASRA”), a position he has held since January 2010. ASRM and ASRA are wholly-owned subsidiaries of the Company. Mr. Perkins oversees ASRM’s operations, strategic planning, business development and all of its senior management. Mr. Perkins also provides advisory services to owners and managers of real estate in the areas of finance, recapitalization, loan work outs, acquisitions, dispositions and all related matters. Mr. Perkins holds an undergraduate degree in business and finance from the University of Southern California and a master’s degree in real estate investments from New York University.

Jonathan T. Brohard — Mr. Brohard was appointed Senior Vice President of ASRM in February 2011. Mr. Brohard served as President of ASRM from January 2010 to February 2011. Mr. Brohard also serves as Vice President and a director of ASRI and EIGRI. Mr. Brohard has extensive experience as both a real estate executive and as an attorney in asset and property management, real estate acquisitions, dispositions, development, sophisticated finance structuring, loan workouts, bankruptcy and related matters. Mr. Brohard holds a Juris Doctor from the University of Virginia School of Law and a Bachelor of Science in Business Administration with a concentration in Finance from West Virginia University.

Timothy R. Brown — Mr. Brown is a director of the Company and has been a Senior Partner in the law firm of Thompson & Knight L.L.P. since 1999. He received his B.A. from Stanford University and his JD from the University of Texas School of Law. Mr. Brown is Chairman of the Company’s Compensation and Nominating/Corporate Governance Committees and is a member of the Company’s Investment Committee. Mr. Brown brings legal and real estate expertise to the Board.

John N. Galardi — Mr. Galardi is a director of the Company. Mr. Galardi has been the Chairman and Chief Executive Officer of Galardi Group, Inc., a privately-held franchising company encompassing more than 450 restaurants, including the Wienerschnitzel and Tastee Freez chains for more than the last five years. Mr. Galardi has been a director of CGS since 1989. Mr. Galardi has served on the Boards of BCT International, Inc. in Fort Lauderdale, Florida, and Renovar Energy Corporation in Midland, Texas. He has also served on the Board of Advisors of National Bank of Southern California and Marine National Bank. Mr. Galardi attended Southwest Baptist University in Missouri. Mr. Galardi brings investment, business development, real estate development and executive leadership expertise to the Board.

William W. Geary, Jr. — Mr. Geary is a director of the Company and has served as the President of Carlsberg Management Company, a real estate development company, since February 1986. Mr. Geary received his M.B.A. and B.S. degrees from Northwestern University in Chicago, Illinois. Mr. Geary holds the designations of Charter Financial Analyst, Certified Property Manager (CPM), Specialist in Real Estate Securities (SRS) and the Certified Commercial-Investment Member (CCIM). Mr. Geary is Chairman of the Company’s Investment Committee and is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees. Mr. Geary brings real estate development and management, investment and executive leadership expertise to the Board.

Presley E. Werlein, III — Mr. Werlein is a shareholder in Werlein & Harris, P.C., a certified public accounting firm in Houston, Texas. He serves as President and Chief Executive Officer of Verde Capital, LLC, which is involved with institutions energy retrofits. He also serves as President of Parismina Advisors, LLC, which provides consulting services with respect to New Market’s Tax Credits. Mr. Werlein is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting from the University of Texas in Austin, Texas. Mr. Werlein is Chairman of the Company’s Audit Committee and is a member of the Company’s Compensation and Nominating/Corporate Governance Committees. Mr. Werlein brings accounting, financial services and business development expertise to the Board.

The Company has adopted Standards of Business Conduct, a copy of which is available on the Company’s website: www.americanspectrum.com, which are applicable to its executive officers and directors.

Director Independence

The Board has determined that each person who served as a director during 2010, other than Mr. Carden and Mr. Galardi, was and is “independent” under the standards of the NYSE Amex (“Exchange”) applicable to the Company.

The Structure of the Board of Directors

The Board is structured to provide for an appropriate balance between the powers of the CEO and the independent directors such that the ability of the independent directors to be informed, to discuss and debate issues they deem important, and to act objectively on an informed basis is not compromised. In creating the structure of the Board, the Company believes that the objective is to strengthen the independence and role of the Board with appropriate checks and balances on the power, actions and performance of the CEO. The Company firmly believes that the board structure allows for appropriate oversight by the Board in fulfilling its duties to the Company and to its stockholders. The Board has not designated a lead director position.

The Board believes that having the same person serve as Chairman of the Board and CEO is in the best interests of its shareholders because it demonstrates for our employees, vendors, tenants, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. The Board believes that separating the two positions could cause duplication of efforts or confusion among parties that deal with the Company on a daily basis. Like the Company, many real estate companies and U.S.-based companies believe that combining the positions of Chairman of the Board and CEO, when coupled with an independent Board, is an efficient and effective method in protecting the interests of stockholders and enhancing stockholder value.

Our Board of Directors is primarily responsible for overseeing the Company’s risk management processes. This responsibility has been delegated by the Board to the Audit Committee, the Compensation Committee and the Investment Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. These committees and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board’s appetite for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the leadership structure of the Board supports this approach.

Information on Meetings and Committees of the Board of Directors

In 2002, the Board established an Audit Committee and a Compensation Committee and in 2003 established a Nominating/Corporate Governance Committee and an Investment Committee. During 2010, the Board held six meetings. During 2010, the Audit Committee held five meetings, the Compensation Committee held three meetings; the Nominating/Corporate Governance Committee held one meeting and the Investment Committee held no meetings. All directors attended at least 75% of the meetings of the Board and the committees of which they are members.

Audit Committee

The Audit Committee is composed of Mr. Werlein and Mr. Geary. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the Exchange. The Board has determined that Mr. Werlein is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission (“SEC”). In 2010, the Audit Committee held regular and quarterly meetings throughout the year. The Audit Committee has the authority, among other things, to appoint and dismiss the Company’s independent auditors, discuss the scope and results of the audit with the independent auditors, review with management and the independent auditors the Company’s interim and year-end operating results, consider the adequacy of the Company’s internal accounting controls and audit procedures and review non-audit services to be performed by the independent auditors.

Report of the Audit Committee

The Audit Committee is composed of two directors, acts under the written charter adopted and approved by the Board, and is independent, within the meaning of the listing standards of the Exchange. A copy of the charter can be found on the Company’s website at www.americanspectrum.com. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee assists the Board in its oversight of the Company’s financial reporting process and selects the independent auditors. The Committee receives information from, consults with, and provides its views and direction to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.

In this context, the Audit Committee (i) appointed the independent auditors (see Proposal Number Two — Ratification of Selection of Independent Auditors) and (ii) reviewed and discussed with management and EEPB, P.C. the Company’s audited financial statements for 2010. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit

Committee has considered whether the independent auditors’ provision of certain non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for 2010.

Respectfully submitted,

AUDIT COMMITTEE
Presley E. Werlein III, Chairman
William W. Geary, Jr.

Nominating Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) was established by the Board in 2003 and is composed of Mr. Brown, Mr. Geary and Mr. Werlein, each of whom is independent within the meaning of the listing standards of the Exchange. The Nominating Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com. The Nominating Committee selects or recommends that the Board select all candidates for all directorships and will consider candidates put forward by stockholders, who should follow the procedures set forth below under “Stockholder Proposals for the Company’s 2012 Annual Meeting.” In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a particular need on the Board.

Diversity is an important strategic initiative at the Company and has relevance with respect to the Company’s employees, clients, tenants and shareholders. Accordingly, the Nominating Committee also recognizes the importance of diversity in identifying its director nominees. The Nominating Committee does not currently have a policy in place regarding diversity in director nominations, but recognizes that “diversity” has several dimensions and is important for the Board of Directors.

Investment Committee

The Investment Committee was established by the Board in 2003 to consider and authorize purchases and sales of real estate assets and loan refinances. The Investment Committee is composed of Mr. Brown, Mr. Carden and Mr. Geary.

Compensation Committee

The Compensation Committee was established by the Board in 2002 and is composed of Mr. Brown, Mr. Geary and Mr. Werlein. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. The Compensation Committee has the authority to review and approve salary arrangements, including grants of annual incentive awards for the Company’s directors, officers and other employees, adopt and amend employment agreements for its officers and other employees, and administer the Company’s stock plan. The Compensation Committee has full authority to determine executive and director compensation. Management recommendations may be considered by the Compensation Committee. The Compensation Committee does not generally engage compensation consultants but may do so in the future. The Compensation Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com.

Executive Compensation

The following table sets forth the compensation paid by the Company to its named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Total ($)
William J. Carden Chief Executive Officer	2010	557,000	—	11,550	568,550
	2009	557,000	—	10,615	567,615
Richard M. Holland Vice President	2010	205,000	—	11,550	216,550
	2009	205,000	—	21,230	228,230
Jonathan T. Brohard President, ASRM	2010	240,000	—	76,250	316,250
	2009	—	—	—	—

(a)	For 2010, represents the following numbers of restricted shares granted on May 12, 2010: 1,000 shares to Mr. Carden and 1,000 shares to Mr. Holland; and on November 10, 2010: 5,000 shares to Mr. Brohard. For 2009, represents the following numbers of restricted shares granted on May 8, 2009: 1,000 shares to Mr. Carden and 2,000 shares to Mr. Holland. The dollar values are based on the fair market value on the date of grant. The restricted shares are subject to repurchase by the Company upon termination of the individual’s employment for a price of $.04 per share. With respect to Mr. Carden and Mr. Holland, the repurchase restriction lapses in three equal installments on the first, second and third anniversary of the grant date. With respect to Mr. Brohard, the repurchase restriction lapses in five equal annual installments with the first investment lapsing on January 1, 2011. The recipients of restricted stock paid no consideration to the Company for their shares, have the right to vote their shares, to receive and retain all cash dividends payable to the Company’s stockholders and to exercise all rights, powers and privileges of a stockholder, with the exception that the recipient may not transfer the Common Stock during the restricted period.

Stock Incentive Plan

The Company has in effect Omnibus Stock Incentive Plan (the “Plan”), which was established by the Board in 2001, is administered by the Compensation Committee and provides for the granting of options, stock appreciation rights, restricted stock and performance units and shares, as may be determined by the Board. Under the Plan, up to a total of 360,000 shares of the Company’s Common Stock may be issued to executive officers, directors or other key employees of the Company. Options to acquire Common Stock are expected to be in the form of incentive and non-qualified stock options and are exercisable for up to ten years following the date of the grant. The Board sets the exercise price of each option, but the Plan requires that the exercise price per share equal or exceed the fair market value of the Company’s Common Stock on the grant date.

Employment Agreements

The Company’s named executive officers do not have employment contracts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding option award and stock awards as of December 31, 2010 by the named executive officers.

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options (#)(a)	Option exercise price per share ($)	Option expiration date	Number of shares of stock that have not vested (#)(b)	Market value of shares of stock that have not vested ($)(c)
William J. Carden	6,250	$30.00	10/15/2011	2,002	22,816
Richard M. Holland	—	—	—	3,002	34,060
Jonathan T. Brohard	—	—	—	5,000	76,250

(a)	Represents stock options of 6,250 granted to Mr. Carden on October 15, 2001. The options vested over a three-year period in annual installments with the first 25% vesting on the date of grant. Accordingly, all options are currently vested.
(b)	Represents unvested shares of restricted stock granted in 2008, 2009 and 2010. For 2008, represents the following numbers of restricted shares granted on May 13, 2008: 1,000 shares to Mr. Carden; and 2,000 shares to Mr. Holland. For 2009, represents the following numbers of restricted shares granted on May 8, 2009: 1,000 shares to Mr. Carden and 2,000 shares to Mr. Holland. For 2010, represents the following numbers of restricted shares granted on May 12, 2010: 1,000 shares to Mr. Carden and 1,000 shares to Mr. Holland; and on November 10, 2010: 5,000 shares to Mr. Brohard. With respect to Mr. Carden and Mr. Holland, the repurchase restriction lapses in three equal installments on the first, second and third anniversary of the grant date. With respect to Mr. Brohard, the repurchase restriction lapses in five equal annual installments with the first investment lapsing on January 1, 2011. The restricted shares are subject to repurchase by the Company upon termination of the individual’s employment for a price of $.04 per share.
(c)	The market value of shares is based on the fair market value on the date of grant.

Compensation of Directors

Each non-employee director receives $12,000 annually for serving on the Board, $1,000 for each meeting attended in person and $500 for each telephonic meeting in which the director participates, including any committee meetings. Mr. Werlein also received a total of $12,000 in 2010 for serving as chairman of the Audit Committee. A director may elect to receive the fee in cash or in Common Stock valued at its then fair market value. Each director is also reimbursed for travel expenses for attending meetings. During 2010, each non-employee director was also granted 1,000 shares of restricted stock, which vest in three equal installments on the first, second and third anniversary of the grant date.

The following table sets forth information regarding director compensation for the year ended December 31, 2010 (excludes named executive officers).

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)(a)	Option awards ($)(b)	Total ($)
Timothy R. Brown	21,500	11,550	—	33,050
John N. Galardi	12,000	11,550	—	23,550
William W. Geary, Jr.	25,500	11,550	—	37,050
Presley E. Werlein, III	38,500	11,550	—	50,050

(a)	Represents the following number of restricted shares granted on May 12, 2010: Mr. Brown — 1,000; Mr. Galardi — 1,000; Mr Geary — 1,000 and Mr. Werlein — 1,000. The market value of the shares is based on the fair market value on the date of grant. At December 31, 2010, the aggregate number of restricted stock awards outstanding was: Mr. Brown — 2,002, Mr. Galardi — 2,002; Mr. Geary — 2,002; and Mr. Werlein — 2,002.
(b)	At December 31, 2010, the aggregate number of option awards outstanding was: Mr. Brown — 8,750; Mr. Galardi — 6,250; Mr. Geary — 8,750; and Mr. Werlein — 2,500. All of these option awards were vested at December 31, 2010.

SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of February 28, 2011, by (i) each of the Company’s directors and nominees, (ii) each of the Company’s executive officers, (iii) all directors, nominees and executive officers as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors, nominees, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER(1)	NUMBER OF SHARES OF COMMON STOCK(2)	PERCENTAGE OF OUTSTANDING COMMON STOCK(3)
William J. Carden(4)	1,010,274	31.9%
John N. Galardi(5)	880,932	27.8%
Timothy R. Brown(6)	231,044	7.7%
William W. Geary, Jr.(7)	19,502	*
Presley E. Werlein, III(8)	8,668	*
Richard M. Holland(9)	7,000	*
G. Anthony Eppolito(10)	6,500	*
Paul E. Perkins(11)	5,000	*
Jonathan T. Brohard(12)	5,000	*
All Directors, Nominees and Executive Officers as a Group (9 persons)(13)	1,582,204	49.1%
John V. Winfield(14)	361,950	12.2%
Cynthia L. Galardi(15)	202,130	6.8%

*	Less than 1%
(1)	Except as specifically noted in the footnotes below, the address of each of the named beneficial owners is c/o American Spectrum Realty, Inc., 2401 Fountain View, Suite 510, Houston, Texas 77057.
(2)	For each beneficial owner, includes Common Stock subject to options or conversion rights exercisable, respectively, within 60 days of February 28, 2011. Includes, as to Mr. Carden and Mr. Galardi, Common Stock issuable upon exchange of Operating Partnership Units.
(3)	The percentage ownership is based on 2,966,294 outstanding shares of Common Stock as of February 28, 2011 as well as shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(4)	Includes 271,674 shares of Common Stock and 191,268 shares of Common Stock issuable on exchange of Operating Partnership Units owned by Mr. Carden and the persons or entities listed as follows: (i) 223,754 shares of Common Stock owned by Mr. Carden’s spouse, (ii) 22,764 shares of Common stock owned by a company controlled by Mr. Carden, and (iii) 25,156 shares of Common Stock and 191,268 shares issuable upon exchange of Operating Partnership Units owned by a company controlled by Mr. Carden in which Mr. Galardi owns a significant interest. Certain shares referenced above may be deemed to be beneficially owned by Mr. Carden and may also be deemed to be beneficially owned by Mr. Galardi. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse. Includes 187,646 shares owned jointly with Mr. Galardi and Mr. Brown as Tenants in Common. Includes 6,250 shares of Common Stock which Mr. Carden has the right to acquire upon the exercise of stock options within sixty days of February 28, 2011. Also includes 1,000 shares of restricted stock granted on May 8, 2007, 1,000 shares of restricted stock granted May 13, 2008, 1,000 shares of restricted stock granted on May 8, 2009 and 1,000 shares of restricted stock granted on May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(5)	Includes 463,008 shares of Common Stock and 1,354 shares issuable upon exchange of Operating Partnership Units owned by Mr. Galardi. Includes 25,156 shares of Common Stock and 191,268 shares issuable upon exchange of Operating Partnership Units owned by a company in which Mr. Galardi owns a significant interest. Certain shares referenced above may be deemed to be beneficially owned by Mr. Galardi and may also be deemed to be beneficially owned by Mr. Carden. Includes 187,646 shares owned jointly with Mr. Carden and Mr. Brown as Tenants in Common. Includes 12,500 shares, which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of February 28, 2011. Also includes 1,000 shares of restricted stock granted May 8, 2007, 1,000 shares of restricted stock granted May 13, 2008, 1,000 shares of restricted stock granted May 8, 2009 and 1,000 shares of restricted stock granted May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(6)	Includes 2,900 shares of Common Stock held in an IRA and 18,998 shares held in a trust in which Mr. Brown is trustee, each reported as indirectly beneficially owned by Mr. Brown. Includes 187,646 shares owned jointly with Mr. Carden and Mr. Galardi as Tenants in Common. Includes 17,500 shares of Common Stock, which Mr. Brown has the right to acquire upon the exercise of stock options within sixty days of February 28, 2011. Also includes 1,000 shares of restricted stock granted May 8, 2007, 1,000 shares of restricted stock granted May 13, 2008, 1,000 shares of restricted stock granted May 8, 2009 and 1,000 shares of restricted stock granted May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(7)	Includes 17,500 shares of Common Stock which Mr. Geary has the right to acquire upon the exercise of stock options within sixty days of February 28, 2011. Also includes 334 shares of 1,000 shares of restricted stock granted May 13, 2008, 668 shares of 1,000 shares of restricted stock granted May 8, 2009 and 1,000 shares of restricted stock granted May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(8)	Includes 5,000 shares of Common Stock which Mr. Werlein has the right to acquire upon the exercise of stock options within sixty days of February 28, 2011. Also includes 668 shares of 1,000 shares of restricted stock granted May 8, 2007, 1,000 shares of restricted stock granted May 13, 2008, 1,000 shares of restricted stock granted May 8, 2009 and 1,000 shares of restricted stock granted on May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(9)	Represents 2,000 restricted shares granted May 8, 2007, 2,000 restricted shares granted May 13, 2008, 2,000 shares of restricted stock granted May 8, 2009 and 1,000 restricted shares granted on May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(10)	Represents 1,500 restricted shares granted May 8, 2007, 1,500 restricted shares granted May 13, 2008, 1,500 shares of restricted stock granted May 8, 2009 and 2,000 restricted shares granted on May 12, 2010, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(11)	Represents 5,000 restricted shares granted November 10, 2010, which vest in five equal annual installments with the first installment vesting on January 1, 2011.
(12)	Represents 5,000 restricted shares granted November 10, 2010, which vest in five equal annual installments with the first installment vesting on January 1, 2011.
(13)	Includes (i) 223,754 shares of Common Stock owned by Mr. Carden’s spouse, (ii) 22,764 shares of Common Stock owned by a company controlled by Mr. Carden, (iii) 25,156 shares of Common Stock and 191,268 shares issuable upon exchange of Operating Partnership Units owned by a company controlled by Mr. Carden and in which Mr. Galardi owns a significant interest, (iv) 2,268 shares issuable upon exchange of Operating Partnership units owned by Mr. Galardi; (v) 2,900 shares held in an IRA and 18,998 shares held in a trust in which Mr. Brown is trustee, each reported as indirectly beneficially owned by Mr. Brown, (vi) 7,168 shares of 8,500 shares of restricted stock granted May 8, 2007, 7,834 shares of 8,500 shares of restricted stock granted May 13, 2008, 8,500 shares of restricted stock granted May 8, 2009, 8,000 shares of restricted stock granted on May 12, 2010 and 10,000 shares of restricted stock granted November 11, 2011 to certain executive officers and directors, and (vii) 58,750 shares of Common Stock, which certain executive officers and directors have the right to acquire upon the exercise of stock options within sixty days of February 28, 2011. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse and trusts for his children.
(14)	Mr. Winfield’s address is 820 Moraga Drive, Los Angeles, California 90049.
(15)	Includes 914 shares issuable upon exchange of Operating Partnership Units. Ms. Galardi’s address is 3511 Race St., Portsmouth, Virginia, 23707.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership of, and transactions in, the Company’s securities with the SEC, the Exchange and the Company. Based solely on the review of copies of such filings received by the Company or any written representations from certain reporting persons, the Company believes that its directors, officers and 10% or more stockholders timely filed all reports required of them during 2010 under Section 16(a).

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

The following disclosures are related party transactions which may include amounts that were eliminated in the consolidation of variable interest and controlled entities.

In September 2010, the Company acquired two notes receivable, each with a face amount of $500,000, and interests in three apartment complexes and one student housing facility. The acquisitions, which were acquired from American Spectrum REIT I, Inc. (“ASRI”) for a total purchase price of $1.3 million, were funded by the issuance of 205,394 OP Units. Mr. Carden is a director and President of ASRI and Mr. Brohard is a director and Vice President of ASRI. The two $0.5 million notes bear interest at a rate of 12% per annum and are payable on demand from Evergreen Realty Group, LLC (“ERG”). The Company anticipates the notes receivable will be offset against either its $9.5 million note payable to ERG or through a reduction in OP Units currently held by ERG in 2011.

In June 2010, the Company acquired a 55% interest in Sabo Road, a 57,850 square foot self-storage property located in Houston, Texas. The partnership interest acquired in Sabo Road consists of the sole general partnership interest and a limited partnership interest. Also in June 2010, the Company acquired a 38.4% undivided interest in Loop 1604, a 178,595 square foot self-storage property located in San Antonio, Texas. These interests were acquired from ASRI for a total purchase price of approximately $1.7 million, consisting of the 300,949 OP Units and cash of $50,000.

In June 2010, the Company acquired two notes receivable and an account receivable from Evergreen Income & Growth REIT, LP (“EIGRLP”) with a total face amount of approximately $2.1 million. The acquisition was funded by the issuance of 428,680 OP Units. Mr. Carden is a director and President of EIGRI, the general partner of EIGRLP. Mr. Brohard is a director and Vice President of EIGRI. The Company does not have an ownership interest in EIRGI or EIGRLP.

The first note, in the amount of $1.0 million, bears interest at 12% per annum. The note and accrued interest is payable on demand from Central Florida Self Storage Acquisitions, LLC, an entity in which the Company has a non-economic tenant in common interest. Accrued and unpaid interest on the note totaled approximately $0.2 million at June 30, 2010. The note was acquired to ultimately acquire certain real estate assets in which the obligors on the notes have ownership interests. The Company is not recognizing interest income on the note.

The second note in the amount of $0.4 million, which was due from ASRI, bore interest at 10% per annum. This note and accrued interest of approximately $77,000, was paid to the Company in January 2011.

The account receivable acquired, which totaled approximately $0.4 million, is due from ERG. The account receivable is related to organizational and offering costs paid in excess of the amounts established in EIGRI’s 2008 private placement agreement. The Company anticipates the receivable from ERG will be offset against either its $9.5 million note payable to Evergreen or through a reduction in OP Units currently held by ERG in 2011.

In March 2010, 160,266 OP Units were exchanged for 80,132 shares of Common Stock by the spouse of Mr. Carden and 45,529 OP Units were exchanged for 22,764 shares of Common Stock by an entity controlled by Mr. Carden. In February 2009, Mr. Carden exchanged 78,406 OP Units for 39,202 shares of Common Stock.

The Company pays a guarantee fee to Mr. Carden, Mr. Galardi and CGS Real Estate Company, Inc., a company owned indirectly by Messrs. Carden and Galardi (“the Guarantors”), in consideration for their guarantees of certain obligations of the Company. The Guarantors are paid an annual guarantee fee equal to between .25%

and .75% (depending on the nature of the guarantee) of the outstanding balance as of December 31 of the guaranteed obligations (“Guarantee Fee”). The Guarantee Fee is paid for a maximum of three years on any particular obligation. The Guarantee Fee paid for the years ended December 31, 2010 and 2009 amounted to approximately $80,000 and $68,000, respectively.

During 2009, the Company incurred professional fees of $184,800 to Thompson & Knight LLP, the law firm in which Mr. Brown is a partner.

During 2007, the Company entered into a lease agreement with Galardi Group as a tenant for 15,297 square feet of office space at the Company’s 7700 Irvine Center property. Mr. Galardi is a principal stockholder, director and officer of Galardi Group. The lease commenced March 1, 2008 and has a five-year term. The annual base rent due to the Company pursuant to the lease is approximately $0.5 million over the term of the lease.

PROPOSAL NUMBER TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

EEPB, P.C. has been selected by the Audit Committee as the Company’s independent auditors for the year ending December 31, 2011. EEPB, P.C. also served as the Company’s independent auditors for the year ended December 31, 2010. Hein & Associates, LLP served as the Company’s independent auditors for the year ended December 31, 2009.

Representatives of EEPB, P.C. are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions. The Audit Committee carefully considered Hein & Associates’ qualifications and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of EEPB, P.C. If the stockholders ratify the selection of EEPB, P.C., the Audit Committee may still, in its discretion, decide to appoint a different independent audit firm, at any time during the year 2011, if it concludes that such a change would be in the best interests of the Company and the stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of the accounting firm.

The Audit Committee reviewed and pre-approved all audit and permissible non-audit services performed by EEPB, P.C. and Hein & Associates, LLP, as well as the fees paid for such services. Fees paid to EEPB, P.C. and to Hein & Associates, LLP in 2010 and 2009 were as follows:

Fees paid to EEPB, P.C.:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2010	$80,000	—	—	—
2009	—	—	—	—

Fees paid to Hein & Associates, LLP:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2010	$35,427	—	—	—
2009	$111,725	—	—	—

Required Vote

A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the selection of EEPB, P.C., as the Company’s independent auditors for the year 2011.

The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT AND
FINANCIAL STATEMENTS OF THE COMPANY

Copies of the Company’s Annual Report to Stockholders for 2010 are being mailed to the stockholders with this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC will be furnished to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to American Spectrum Realty, Inc., 2401 Fountain View, Suite 510, Houston, Texas, 77057, Attention: Investor Relations.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

Stockholders who desire to communicate with the Board or with specified members of the Board should send any such communications in writing in care of the Secretary of the Company at 2401 Fountain View, Suite 510, Suite 510, Houston, Texas 77057 or by email to aeppolito@americanspectrum.com. The Secretary will review all such communications and will pass on to the appropriate directors all communications other than those which are merely solicitations for products or services, items of a personal nature not relevant to the stockholders and other matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company.

The Company strongly encourages each director to attend, and expects that each director will attend, the Annual Meeting of Stockholders. Mr. Carden, Mr. Brown, Mr. Galardi, Mr. Geary and Mr. Werlein attended the Company’s 2010 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS
FOR THE COMPANY’S 2012 ANNUAL MEETING

Typically, in order to be considered for inclusion in the Company’s proxy materials for an annual meeting, stockholder proposals and nominations that are intended to be presented at that meeting must be received by the Secretary of the Company, in writing, no later than 120 days before the first anniversary from the date that the proxy statement for the prior year’s annual meeting was released to the stockholders. To present a proposal or nomination for inclusion in the proxy materials for the 2012 Annual Meeting, the proposal or nomination must be delivered to the Secretary of the Company at 2401 Fountain View, Suite 510, Houston, Texas 77057, not later than December 14, 2011. Other stockholder proposals to be brought before the 2012 Annual Meeting will be considered untimely in accordance with the Company’s bylaws unless they are delivered to the Secretary of the Company at 2401 Fountain View, Suite 510, Houston, Texas, 77057, between December 14, 2011 and January 14, 2012.

OTHER INFORMATION

Proxy authorizations submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on May 24, 2011. To authorize a proxy by the Internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

/s/ G. Anthony Eppolito

G. Anthony Eppolito, Secretary

Houston, Texas
April 12, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

American Spectrum Realty, Inc.

INTERNET
http://www.proxyvoting.com/aqq
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01 Timothy R. Brown,
02 William J. Carden,
03 John N. Galardi,
04 William W. Geary, Jr., and
05 Presley E. Werlein, III

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____________________

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of EEPB, P.C. as Independent Auditors for fiscal year 2011.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your American Spectrum Realty, Inc. account online.

Access your American Spectrum Realty, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for American Spectrum Realty, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: **http://www.proxyvoting.com/aqq**

▼ **FOLD AND DETACH HERE** ▼

AMERICAN SPECTRUM REALTY, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 25, 2011

The undersigned stockholder of American Spectrum Realty, Inc. ("American Spectrum") hereby appoints William J. Carden and G. Anthony Eppolito, and each of them individually, with full power of substitution in each of them, attorneys and proxies for the undersigned and authorizes them to represent, with all powers possessed by the undersigned as if personally present at the meeting, and vote all of the shares of common stock of American Spectrum which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at 2401 Fountain View, Suite 510, Houston, TX, on May 25, 2011 at 9:00 a.m., local time, and at any adjournments or postponements of such meeting, on the proposals listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 12, 2011, and the accompanying Proxy Statement and revokes any proxy previously given with respect to such meeting. **THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.**

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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